UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SolarEdge Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On April 7, 2023, SolarEdge Technologies, Inc. filed its Preliminary Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting of Stockholders to be held on June 1, 2023. This Amendment No. 1 (this “Amendment”) to Schedule 14A is being filed to include the proxy card, which was inadvertently omitted from the Proxy Statement. All other portions of the Proxy Statement remain unchanged.

This Amendment should be read with the Proxy Statement, and, from and after the date of this Amendment, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended hereby. Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

SOLAREDGE TECHNOLOGIES, INC. 1 HAMADA ST. HERZLIYA PITUACH 4673335 ISRAEL
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOW TO ACCESS PROXY MATERIALS ELECTRONICALLY OR SIGN UP FOR ELECTRONIC DELIVERY AND DONATE TO CONSERVATION INTERNATIONAL IN ONLY THREE EASY STEPS:

1. Go to www.proxyvote.com
2. Type in the 16-digit control number included on your enclosed voting card (in the box marked by the arrow) and click ‘Get Started’
3. On the upper right side, click on ‘Delivery Settings’

Proxy materials and other stockholder communications will be sent to the email address provided. E-delivery will begin with the next communication. Your enrollment will remain in effect as long as you are a stockholder and your email account is active or until you choose to cancel.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D81063-P73001	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SOLAREDGE TECHNOLOGIES, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Director Nominees Named in the Proxy Statement

	Nominees:	For	Against	Abstain

	1a. Marcel Gani	☐	☐	☐

	1b. Tal Payne	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:							For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

3.	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).						☐	☐	☐

The Board of Directors recommends a vote for EVERY YEAR with respect to Proposal 4:						Every Year	Every 2 Years	Every 3 Years	Abstain
4.
Vote, on an advisory and non-binding basis, on the preferred frequency of future stockholder advisory votes to approve the compensation of our named executive officers (commonly referred to as a “Say-on-Frequency” vote)
						☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 5, 6 and 7:							For	Against	Abstain

5.	Approval of an amendment to the Company's certificate of incorporation to declassify the Board and phase-in annual director elections.						☐	☐	☐

6.
Approval of an amendment to the Company's certificate of incorporation to remove the supermajority voting requirements to amend certain provisions of the Company’s certificate of incorporation and bylaws.
							☐	☐	☐

7.	Approval of an amendment to the Company's certificate of incorporation to add a federal forum selection provision for causes of action under the Securities Act of 1933.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held on June 1, 2023:
The 2023 Notice and Proxy Statement and 2022 Annual Report on Form 10-K
are available at www.proxyvote.com.

D81064-P73001

SOLAREDGE TECHNOLOGIES, INC.
HaMada 1
Herzliya, Israel
Annual Meeting of Stockholders
June 1, 2023, 9:00 a.m. EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zvi Lando and Rachel Prishkolnik, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of SolarEdge Technologies, Inc., to be held at  200 Park Ave, New York, NY 10166, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)